UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 24, 2005

                            FBL Financial Group, Inc.
             (Exact name of registrant as specified in its charter)


Iowa                                    1-11-97               42-1411715
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(State or other jurisdiction    (Commission File Number)   (I.R.S. Employer
of incorporation)                                         Identification No.)

5400 University Avenue, West Des Moines, Iowa                  50266
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(Address of principal executive offices)                    (Zip Code)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

b. Al Christopherson, a Class B Director of FBL Financial Group, Inc., notified the Company August 24, 2005 that he would resign from the Board of Directors effective November 21, 2005. That date is the completion of his term as President of Minnesota Farm Bureau Federation, and he had previously indicated his intention not to stand for re-election. Class B directors consist of four persons who are presidents of a state Farm Bureau federation having a business relationship with the Company, plus one person who may be an executive officer of a state Farm Bureau Federation. The Class B Nominating Committee is expected to nominate a candidate to fill this vacancy at the February 2006 meeting of the Board.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC.
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(Registrant)

Date: August 30, 2005

/s/ Stephen M. Morain
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Stephen M. Morain
Senior Vice President and General Counsel